SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
TEE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

60 Livingston Avenue

St.Paul, Minnesota

55107

(Address of principal executive offices)

(Zip Code)

Shannon M. Rantz
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918

(Name, address and telephone number of agent for service)

Wachovia Card Master Trust

(Issuer with respect to the Securities)

Delaware

26-6400949

(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

c/o Wilmington Trust Company, as

Owner Trustee

19890-1605

Attention: Corporate Trust Administration

Rodney Square North

1100 North Market Square

Wilmington, Delaware

(Address of Principal Executive Offices)

(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.

GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)

Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)

Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.

AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15

Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.

LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.

A copy of the Articles of Association of the Trustee.*

2.

A copy of the certificate of authority of the Trustee to commence business.*

3.

A copy of the certificate of authority of the Trustee to exercise corporate trust powers. *

4.

A copy of the existing bylaws of the Trustee.**

5.

A copy of each Indenture referred to in Item 4. Not applicable.

6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.

Report of Condition of the Trustee as of June 30, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333.128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 4th of September, 2008.

By:  /s/ Shannon M. Rantz

Shannon M. Rantz

Vice President

By: /s/ Christy Mahan

Christy Mahan

Trust Officer

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 4, 2008

By:  /s/ Shannon M. Rantz

Shannon M. Rantz

Vice President

By: /s/ Christy Mahan

Christy Mahan

Trust Officer

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2008

($000’s)

6/30/2008
Assets Cash and Balances Due From	$8,040,113
Depository Institutions Securities	38,273,740
Federal Funds	4,300,502
Loans & Lease Financing Receivables	162,625,350
Fixed Assets	2,638,883
Intangible Assets	12,303,139
Other Assets	14,126,201
Total Assets	$242,307,928
Liabilities Deposits	$143,265,079
Fed Funds	13,193,537
Treasury Demand Notes	0
Trading Liabilities	490,836
Other Borrowed Money	47,378,092
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,266,430
Total Liabilities	$219,241,440
Equity Minority Interest in Subsidiaries	$1,524,656
Common and Preferred Stock	18,200
Surplus	12,057,620
Undivided Profits	9,466,012
Total Equity Capital	$23,066,488
Total Liabilities and Equity Capital	$242,307,928

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Shannon M. Rantz

Vice President

Date:  September 4, 2008